EXHIBIT 5.6
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         NETHERLAND, SEWELL & ASSOCIATES, INC.



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
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We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as of January 1, 2004, in the Registration Statement on Form F-9 of EnCana and EnCana Holdings Finance Corp. 9File No. 333-113732).


                                    NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ Frederic D. Sewell
                                        ---------------------------------------
                                        Frederic D. Sewell
                                        Chairman and Chief Executive Officer


Dallas, Texas
March 26, 2004


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